Exhibit 4.8

This SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of July 9, 2018, among KEURIG DR PEPPER INC., a Delaware corporation (the “Issuer”), as successor to MAPLE ESCROW SUBSIDIARY, INC., a Delaware corporation (the “Escrow Issuer”), the entities listed on the signatures pages hereto as the “New Guarantors” (in such capacity, the “New Guarantors”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Escrow Issuer and the Trustee have heretofore executed and delivered (i) an indenture, dated as of May 25, 2018 (the “Base Indenture”), providing for the issuance by the Issuer from time to time of its debt securities to be issued in one or more series, (ii) the First Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, Maple Parent Holdings Corp., a Delaware corporation, as parent guarantor (in such capacity, the “Parent Guarantor”), and the Trustee (the “First Supplemental Indenture”), (iii) the Second Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, the Parent Guarantor, and the Trustee (the “Second Supplemental Indenture”), (iv) the Third Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, the Parent Guarantor, and the Trustee (the “Third Supplemental Indenture”), (v) the Fourth Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, the Parent Guarantor, and the Trustee (the “Fourth Supplemental Indenture”), (vi) the Fifth Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, the Parent Guarantor, and the Trustee (the “Fifth Supplemental Indenture”), and (vii) the Sixth Supplemental Indenture, dated as of May 25, 2018, among the Escrow Issuer, the Parent Guarantor, and the Trustee (the “Sixth Supplemental Indenture” and together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Existing Supplemental Indentures”);

WHEREAS, the Base Indenture, as amended and supplemented by the Supplemental Indentures is referred to herein as the “Indenture”;

WHEREAS, Section 6.01 of each of the Existing Supplemental Indentures provides that the Transactions, the Escrow Merger and the Assumption are explicitly permitted under the Indenture;

WHEREAS, the Escrow Issuer has established the Issuer’s outstanding: (i) 3.551% Senior Notes due 2021 (the “2021 Notes”) pursuant to the First Supplemental Indenture, (ii) 4.057% Senior Notes due 2023 (the “2023 Notes”) pursuant to the Second Supplemental Indenture, (iii) 4.417% Senior Notes due 2025 (the “2025 Notes”) pursuant to the Third Supplemental Indenture, (iv) 4.597% Senior Notes due 2028 (the “2028 Notes”) pursuant to the Fourth Supplemental Indenture, (v) 4.985% Senior Notes due 2038 (the “2038 Notes”) pursuant to the Fifth Supplemental Indenture and (vi) 5.085% Senior Notes due 2048 (the “2048 Notes”, and together with the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2028 Notes and the 2038 Notes, the “Notes”) pursuant to the Sixth Supplemental Indenture;

WHEREAS, Section 7.03 of each of the Existing Supplemental Indentures provides that upon the consummation of the Transactions, the Escrow Merger and the Assumption, the Issuer

shall cause any Subsidiary of the Issuer that guarantees, directly or indirectly, any Indebtedness of the Issuer (including any notes issued by DPSG that remain outstanding upon consummation of the Transactions) to at the same time, execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiary shall have executed a Subsidiary Guarantee under the Indenture with respect to each series of Notes;

WHEREAS, the Issuer intends by this Seventh Supplemental Indenture to provide that the Notes will be entitled to the benefits of the Subsidiary Guarantees of the New Guarantors;

WHEREAS, each New Guarantor intends by this Seventh Supplemental Indenture to execute the Subsidiary Guarantees with respect to the Notes;

WHEREAS, pursuant to Section 9.1(11) of the Base Indenture, the Trustee, the Issuer and the New Guarantors are authorized to execute and deliver this Seventh Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions.

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02  Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture.  All Trust Indenture Act terms used in this Seventh Supplemental Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

AGREEMENT TO BE BOUND; SUBSIDIARY GUARANTEE

Section 2.01  Agreements to be Bound.

Each of the New Guarantors hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as amended and supplemented by this

Seventh Supplemental Indenture.  Each of the New Guarantors hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, as amended and supplemented by this Seventh Supplemental Indenture.

Section 2.02  Subsidiary Guarantee.

Each of the New Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the full and punctual payment, when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal and interest and Additional Interest, if any, on the Notes and all of the Issuer’s other monetary Obligations under the Indenture on the same terms and conditions as those set forth in Article X of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01  Ratification of Indenture.

This Seventh Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Seventh Supplemental Indenture shall read, taken and constructed as one and the same instrument.

Section 3.02  Trust Indenture Act Controls.

If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Seventh Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 3.03  Notices.

All notices and other communications shall be given as provided in the Indenture; provided that notices to a New Guarantor shall be given to such New Guarantor in care of the Issuer.

Section 3.04  Governing Law; Waiver of Jury Trial.

THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE NEW GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SEVENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS SEVENTH SUPPLEMENTAL INDENTURE.

Section 3.05  Successors.

All agreements of the Issuer and the New Guarantors in this Seventh Supplemental Indenture shall bind their successors.  All agreements of the Trustee in this Seventh Supplemental Indenture shall bind its successors.

Section 3.06  Multiple Originals.

The parties may sign any number of copies of this Seventh Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Seventh Supplemental Indenture.

Section 3.07  Headings.

The headings of the Articles and Sections of this Seventh Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08  Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Issuer and the New Guarantors, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Seventh Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

KEURIG DR PEPPER INC.

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Chief Financial Officer

NEW GUARANTORS:

184 INNOVATIONS, INC.
234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Executive Vice President and Chief Financial Officer

BAI BRANDS LLC

By:	/s/ Ozan Dokmecioglu
Name:	Ozan Dokmecioglu
Title:	Executive Vice President

SPLASH TRANSPORT, INC.

By:	/s/ Fernando Cortes
Name:	Fernando Cortes
Title:	President

TRUSTEE:

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President